Exhibit 99.1

XWELL, Inc. Names Valerie Lightfoot Chief Financial Officer

NEW YORK, MAY 4, 2023 -- XWELL, Inc. (Nasdaq: XWEL), an authority in health and wellness solutions for people on the go, today announced that Valerie Lightfoot has been named Chief Financial Officer, effective June 12, 2023. Ms. Lightfoot joins XWELL with over 25 years of financial leadership experience. During her career, she has helped companies successfully execute organic growth initiatives, integrate acquisitions as well as implement process improvements and achieve improving cashflow.

“We are extremely pleased to welcome Valerie Lightfoot as our new Chief Financial Officer,” commented Scott Milford, XWELL’s Chief Executive Officer. “Valerie is a talented executive with a wealth of financial experience and operating expertise across a variety of industry sectors. I’m confident she will help us in achieving XWELL’s operating goals and we look forward to her contributions to our leadership team.”

Ms. Lightfoot succeeds Omar Haynes, who has been diligently serving as Interim Chief Financial Officer since June 2022. Mr. Haynes will remain with the Company and resume his former role at Vice President, Finance and Treasury. “I want to personally thank Omar for stepping into the Interim role and helping to advance our core strategies during these past months,” commented Scott Milford.

Prior to joining XWELL, Ms. Lightfoot served as CFO for Green River Spirits—a leading manufacturer of spirit brands and home to one of Kentucky’s oldest whiskey distilleries, until it was acquired in 2022. Previously, as CFO for medical device supplier Belimed, she helped drive disciplined growth and favorable operating earnings. Prior, she had served as Director of Product Finance for Blackbaud, a leading cloud software company powering social good, and held several senior management roles for J Three Consulting, a CFO consulting and services firm. Prior, Ms. Lightfoot was CFO for not-for-profit Alliant Credit Union and spent five years at DX, a global provider of technology enabled business solutions and services. She began her professional career at Baxter International.

Ms. Lightfoot holds an MBA in Management from Kellogg School of Management at Northwestern University and a BS in finance from the University of Colorado, Boulder.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global health and wellness holding company operating four brands: XpresSpa®, Treat, XpresCheck® and HyperPointe™

•	XpresSpa is a leading airport retailer of wellness services and related products, with 35 locations in 15 airports globally.

•	Treat is a travel health and wellness brand and a fully integrated concept blending technology with traditional brick and mortar offerings to provide a holistic approach to physical and mental well-being for travelers.

•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio-surveillance monitoring in its airport locations to identify new SARS-CoV2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings (which reports were filed under the Company’s former name, XpresSpa Group, Inc., prior to its previously announced name change effective October 25, 2022). All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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Heather Tidwell

MWW

htidwell@mww.com